                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                     The Greenbrier Companies
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                             ONE CENTERPOINTE DRIVE
                                   SUITE 200
                           LAKE OSWEGO, OREGON 97035

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 9, 2001

                            ------------------------

To Our Stockholders:

    The Annual Meeting of Stockholders of The Greenbrier Companies, Inc. (the Company) will be held at 2:00 p.m. on January 9, 2001 at the Benson Hotel, 309 SW Broadway, Portland, Oregon, for the following purposes:

    1.  Electing two directors of the Company;

    2. Considering and acting upon a proposal to change the state of incorporation of the Company from Delaware to Oregon (the
       "Reincorporation Proposal") by approving and adopting the Plan of Merger, dated November 7, 2000 (the "Merger Agreement") among the Company and Greenbrier Oregon, Inc., an Oregon corporation and wholly owned subsidiary of the Company ("Greenbrier Oregon") pursuant to which:

       - The Company will be merged with and into Greenbrier Oregon (the "Merger"), with Greenbrier Oregon to be the surviving corporation;

       - The corporate name Greenbrier Oregon will be changed to "The Greenbrier Companies, Inc.";

       - Each share of the Company's common stock, $0.001 par value, outstanding at the effective time of the Merger will automatically be converted into one share of common stock, without par value, of Greenbrier Oregon, and stockholders of the Company will automatically become stockholders of Greenbrier Oregon; and,

       - The Articles of Incorporation and Bylaws of Greenbrier Oregon will replace the Certificate of Incorporation and Bylaws of the Company.

    3. Ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2001; and

    4.  Transacting such other business as may properly come before the meeting.

    Only holders of the Company's Common Stock at the close of business on November 22, 2000 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, for a period of 10 days prior to the meeting, at the offices of the Secretary, 1600 Pioneer Tower, 888 S.W. Fifth Avenue, Portland, Oregon.

                                          By Order of the Board of Directors,

                                          Kenneth D. Stephens

                                          SECRETARY

Lake Oswego, Oregon
November 29, 2000

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                         THE GREENBRIER COMPANIES, INC.
                             ONE CENTERPOINTE DRIVE
                                   SUITE 200
                           LAKE OSWEGO, OREGON 97035

                            ------------------------

                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Greenbrier Companies, Inc. (the "Company") of proxies to be voted at the 2001 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. on January 9, 2001 at the Benson Hotel, 309 S.W. Broadway, Portland, Oregon, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors, for approval of the Reincorporation Proposal, for ratification of the appointment of the independent auditors and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company's officers and regular employees or by telephone, facsimile or electronic transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about November 29, 2000.

                                     VOTING

    Holders of record of the Company's Common Stock on November 22, 2000, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of September 29, 2000, there were 14,171,732 shares of Common Stock outstanding and entitled to vote, and a majority, or 7,085,867 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors is comprised of seven directors. The directors are divided into three classes, two of which are comprised of two directors and one of which is comprised of three directors. One class is elected each year for a three-year term. The two nominees for election as directors to serve until the Annual Meeting of Stockholders in 2004, or until their respective successors are elected and qualified, are Peter K. Nevitt and A. Daniel O'Neal, Jr. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The two nominees for director receiving the highest number of votes will be elected to the Board of Directors.

    Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.

    If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominee named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. NEVITT AND O'NEAL.

    The following table sets forth certain information about each nominee for election to the Board of Directors and each continuing director.

                                                                                            EXPIRATION
                                                                                 DIRECTOR   OF CURRENT
NAME                                 AGE                  POSITIONS               SINCE        TERM
----                               --------   ---------------------------------  --------   ----------
NOMINEES FOR ELECTION

Peter K. Nevitt(1)(2)............     73      Director                             1994        2001

A. Daniel O'Neal, Jr.............     64      Chairman of Autostack Corporation    1994        2001
                                                and Director

DIRECTORS CONTINUING IN OFFICE

Victor G. Atiyeh(1)(2)...........     77      Director                             1994        2002

Benjamin R. Whiteley(1)(2).......     71      Director                             1994        2002

Alan James(3)....................     70      Chairman of the Board of             1981        2003
                                              Directors

William A. Furman(3).............     56      President, Chief Executive           1981        2003
                                              Officer and Director

C. Bruce Ward....................     70      Chairman of Gunderson, Inc. and      1994        2003
                                                Director

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Messrs. James and Furman have entered into a Stockholders' Agreement pursuant to which they have agreed to vote their shares together to elect each other as a director of the Company. See information under the caption Certain Relationships and Related Party Transactions elsewhere in this Proxy Statement.

                            ------------------------

    ALAN JAMES, Chairman of the Board of Directors. Mr. James was President of Greenbrier Leasing Corporation ("Greenbrier Leasing") from 1979 to 1983.
Mr. James has been associated with the Company and its predecessor companies since 1974. Prior to the acquisition of Greenbrier Leasing in 1981, Mr. James served as President and as a member of the Board of Directors of TransPacific

Financial Corporation. Prior to joining TransPacific, Mr. James was Senior Vice President of Marketing for GATX-ARMCO-Boothe in San Francisco, California.

    WILLIAM A. FURMAN, President, Chief Executive Officer and a Director.
Mr. Furman has also been Chief Executive Officer of Gunderson, Inc. ("Gunderson") since January 1990 and Managing Director of TrentonWorks Limited since March 1995. Mr. Furman has been associated with the Company and its predecessor companies since 1974. Prior to 1974, Mr. Furman was associated with TransPacific Financial Corporation and FMC Corporation. Mr. Furman serves as a director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.

    C. BRUCE WARD, a Director and Chairman of the Board of Directors of Gunderson. Mr. Ward has served as Chairman of Gunderson since 1990 and was President and Chief Executive Officer from 1985 to 1989. Mr. Ward serves as a director of Stimson Lumber Company, a privately-held forest products company.

    PETER K. NEVITT, Director. Mr. Nevitt was President and Chief Executive Officer of Mitsui Nevitt Capital Corporation from its inception in 1988 through 1996. From 1977 through 1987, he was first President and later Chairman of BankAmeriLease Companies, subsidiaries of BankAmerica Corporation engaged in equipment leasing.

    A. DANIEL O'NEAL, JR., Director. Mr. O'Neal is Chairman of Powertech Group, a computer services company. He has been Chairman of Autostack Corporation since 1992 and a director of Gunderson since 1985. From 1973 until 1980, Mr. O'Neal served as a commissioner of the Interstate Commerce Commission and, from 1977 until 1980, served as Chairman. From 1989 until 1996 he was CEO and Owner of a freight transportation services company. He has been Chairman of Washington State's Freight Mobility Board since being appointed by the Governor in 1998.

    VICTOR G. ATIYEH, Director. Mr. Atiyeh has been a principal in Victor
Atiyeh & Co., international trade consultants since 1987. He was Governor of the State of Oregon from January 1979 to January 1987. He is also on the board of Key Knife in Tualatin, Oregon and Cedars Bank in Los Angeles, California.

    BENJAMIN R. WHITELEY, Director. Mr. Whiteley is retired Chairman and Chief Executive Officer of Standard Insurance Company, a life insurance company. He served as President and Chief Executive Officer of Standard Insurance Company from 1983 to 1993 and as Chairman and Chief Executive Officer from 1992 to 1994. He served as Chairman of the Board from 1993 to 1998. Mr. Whiteley is a director of Northwest Natural, a utility company, and Willamette Industries, Inc., a forest products company.

    During the year ended August 31, 2000, the Board of Directors held four regular meetings. The Company maintains a standing Audit Committee and Compensation Committee but does not maintain a standing nominating committee.

    Messrs. Atiyeh, Nevitt and Whiteley are the members of the Audit and Compensation Committees of the Board of Directors. Each of the Audit and Compensation Committees held four meetings during the year ended August 31, 2000. The reports of both Committees for the year, together with the Charter of the Audit Committee, are included in this Proxy Statement.

                           COMPENSATION OF DIRECTORS

    Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid an annual retainer of $24,000 and a meeting fee of $1,000 per meeting, plus reimbursement of expenses. In addition, each director other than Messrs. James and Furman will receive, immediately following each annual meeting of stockholders, a five-year option to purchase 2,500 shares of the

Company's Common Stock at the fair market value of the Common Stock on the date of grant. Such options vest at a rate of 50 percent per year. During 2000, the Company awarded Messrs. Atiyeh, Nevitt, O'Neal, Ward and Whiteley each an option to purchase 2,500 shares of the Company's Common Stock at $8.75 per share, the market price on the date of grant. Mr. Whiteley also serves as a director of Gunderson and, as such, receives a meeting fee of $1,000 per meeting, plus reimbursement of expenses. Mr. Nevitt also provides consulting services for the Company. During the year ended August 31, 2000, Mr. Nevitt received consulting fees aggregating $60,000.

                           CERTAIN RELATIONSHIPS AND
                           RELATED PARTY TRANSACTIONS

    JAMES-FURMAN & COMPANY PARTNERSHIP. Mr. James, Chairman of the Board of Directors, and Mr. Furman, President and Chief Executive Officer of the Company, are partners in a general partnership, James-Furman & Company (the "Partnership"), that, among other things, engages in the ownership, leasing and marketing of railcars and other surface transportation equipment and programs for refurbishing and marketing of used railcars. In 1989, the Partnership and the Company entered into presently existing agreements pursuant to which the Company manages and maintains railcars owned by the Partnership in exchange for a fixed monthly fee that is no less favorable to the Company than the fee the Company could obtain for similar services rendered to unrelated parties. The maintenance and management fees paid to the Company under such agreements in 2000 aggregated $338,000. In addition, the Partnership paid the Company fees of $75,000 in 2000 for administrative and other services. The management and maintenance agreements presently in effect between the Company and the Partnership provide that in remarketing railcars owned by the Partnership and the Company, as well as by unaffiliated lessors, the Company will, subject to the business requirements of prospective lessees and regulatory requirements, grant priority to that equipment which has been off-lease and available for the longest period of time. Additions to the lease fleet of new or used equipment are deemed to be off-lease and available from the date of addition to the fleet.

    Such agreements also provide that the Partnership will grant to the Company a right of first refusal with respect to any opportunity originated by the Partnership in which the Company may be interested involving the manufacture, purchase, sale, lease, management, refurbishing or repair of railcars or other surface transportation equipment. The right of first refusal provides that prior to undertaking any such transaction the Partnership must offer the opportunity to the Company and must provide the disinterested, independent members of the Board of Directors a period of not less than 30 days in which to determine whether the Company desires to pursue the opportunity. The right of first refusal in favor of the Company continues for a period of 12 months after the date that both of Messrs. James and Furman cease to be officers or directors of the Company. The Partnership has advised the Company that it does not currently expect to pursue acquisitions of additional railcars.

    A. DANIEL O'NEAL EMPLOYMENT AGREEMENT. Mr. O'Neal has entered into an employment agreement with the Company. The agreement provides for a three year term beginning October 1, 1998 and a base annual compensation, which is presently $75,000.

    INDEBTEDNESS OF MANAGEMENT. The largest aggregate amount of indebtedness outstanding at any time to the Company since September 1, 1997 by L. Clark Wood, President of Manufacturing Operations, is $300,000. The amount due from Mr. Wood neither bears interest nor has a fixed maturity.

    OPTION ON PROPERTIES. The Company has granted Messrs. James and Furman a 10-year option to purchase three parcels of residential real estate owned by the Company and adjacent to property presently owned by Mr. Furman at a purchase price equal to the greater of the Company's adjusted basis in the properties or fair market value, as determined by an independent appraiser selected by the

Company. The option expires in July 2004. The option also includes a right of first refusal in favor of Messrs. James and Furman in the event the Company desires to sell the properties to a third party.

    POLICY. It is the Company's policy that all proposed transactions by the Company with directors, officers, five percent stockholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

    The following table sets forth, for the years ended August 31, 2000, 1999 and 1998, compensation information with respect to the Company's (a) Chief Executive Officer and (b) each of the four other most highly compensated executive officers (collectively, "Named Executive Officers"), based on the salary and bonus earned during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                    ------------
                                                   ANNUAL COMPENSATION               SECURITIES
                                        -----------------------------------------    UNDERLYING
                                                                   OTHER ANNUAL       OPTIONS/        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)   BONUS(1)($)   COMPENSATION($)    SARS(2)(#)    COMPENSATION($)
---------------------------  --------   ---------   -----------   ---------------   ------------   ---------------
Alan James...............      2000      240,000        [   ]            --                --           23,266
  Chairman of the Board        1999      240,000      594,140            --                --               --
                               1998      240,000      700,000            --                --               --

William A. Furman........      2000      480,000        [   ]            --                --           84,963(3)
  President and Chief          1999      480,000      594,140            --                --           31,961(3)
  Executive Officer            1998      480,000      700,000            --                --            2,500(3)

L. Clark Wood............      2000      210,000        [   ]            --            25,000          256,386(4)
  President,                   1999      200,000      250,000            --            25,000          212,186(4)
  Manufacturing                1998      181,250      245,000            --                --          136,451(4)
  Operations

Robin D. Bisson..........      2000      200,000        [   ]            --            25,000           96,044(5)
  Sr. Vice President           1999      175,000      287,360            --            25,000           80,899(5)
                               1998      160,000      255,000            --                --           65,945(5)

Norriss M. Webb..........      2000      184,000        [   ]            --            25,000          323,986(6)
  Executive Vice               1999      175,000      200,000            --            25,000          282,479(6)
  President and                1998      165,000      200,000            --                --          225,751(6)
  General Counsel

------------------------

(1) Includes bonuses paid during the year or paid during the subsequent year but attributable to the year indicated.

(2) Grants of incentive stock options pursuant to the Company's 1994 and 2000 Stock Incentive Plans.

(3) Includes the Company's contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Furman; $2,625 in 2000, $2,500 in 1999, and $2,500 in 1998. Also, $58,876 in 2000 and $29,461 in 1999 represents the benefit to Mr. Furman for payments of the annual premium pursuant to a split dollar life insurance policy.

(4) Includes the Company's contributions to the Greenbrier Leasing Corporation Deferred Benefit Plan for the benefit of Mr. Wood; $232,000 in 2000, $204,000 in 1999 and $130,000 in 1998, including a cash payment made on behalf of Mr. Wood to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Wood; $2,625 in 2000, $2,500 in 1999 and $2,500 in 1998; and $7,898 in 2000, $5,686 in 1999 and $3,951 in 1998 representing the benefit to Mr. Wood for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Wood's death, termination of employment or cancellation or surrender of the policy.

(5) Includes the Company's contributions to the Greenbrier Leasing Corporation Deferred Benefit Plan for the benefit of Mr. Bisson; $72,000 in 2000, $64,000 in 1999 and $56,000 in 1998, including a cash payment made on behalf of Mr. Bisson to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Bisson; $2,765 in 2000, $2,358 in 1999 and $2,500 in 1998; and $19,006 in 2000, $14,541 in 1999 and $7,445 in 1998
    representing the benefit to Mr. Bisson for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Bisson's death, termination of employment or cancellation or surrender of the policy.

(6) Includes the Company's contributions to the Greenbrier Leasing Corporation Deferred Benefit Plan for the benefit of Mr. Webb; $298,000 in 2000, $272,000 in 1999 and $220,000 in 1998, including a cash payment made on behalf of Mr. Webb to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Webb; $2,949 in 2000, $2,354 in 1999 and $2,508 in 1998; and $11,949 in 2000, $8,125 in 1999 and $3,243 in 1998 representing the benefit to Mr. Webb for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company will be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Webb's death, termination of employment or cancellation or surrender of the policy.

    The following table sets forth certain information regarding options granted in 2000 to the Named Executive Officers:

                           FISCAL 2000 OPTION GRANTS

                                                                INDIVIDUAL GRANTS
                                    -------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                    NUMBER OF     % OF TOTAL                                 STOCK PRICE
                                    SECURITIES     OPTIONS      EXERCISE                  APPRECIATION FOR
                                    UNDERLYING    GRANTED TO    OF BASE                      OPTION TERM
                                     OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   ---------------------
NAME                                GRANTED(1)   FISCAL 2000     ($/SH)       DATE        5%($)      10%($)
----                                ----------   ------------   --------   ----------   ---------   ---------
Alan James........................        --           --           --            --          --          --

William A. Furman.................        --           --           --            --          --          --

L. Clark Wood.....................    25,000         9.52%        8.68      12/31/07     103,697     248,373

Robin D. Bisson...................    25,000         9.52%        8.68      12/31/07     103,697     248,373

Norriss M. Webb...................    25,000         9.52%        8.68      12/31/07     103,697     248,373

------------------------

(1) No shares may be purchased within the first two years following the effective date of the award. Up to one half of the subject shares may be purchased beginning two years following the effective date of the award. All or any of the subject shares may be purchased at any time beginning five years following the date of the award until expiration of the option.

    The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on August 31, 2000. The Named Executive Officers exercised no options during the year ended August 31, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                  VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                      OPTIONS AT FY-END          OPTIONS AT FY-END($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Alan James.....................................        --             --              --           --

William A. Furman..............................        --             --              --           --

L. Clark Wood..................................    20,000         54,000              --           --

Robin D. Bisson................................    27,625         55,000         $51,000           --

Norriss M. Webb................................    27,000         55,000         $51,000           --

------------------------

(1) Calculated based upon the difference between the exercise price and the price of a share of the Company's Common Stock on August 31, 2000. The closing price on the New York Stock Exchange of the Common Stock of the Company on August 31, 2000 was $8.25.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS.

    Messrs. James and Furman have entered into employment agreements with the Company dated July 1, 1994 under which they have agreed to serve, respectively, as the Company's Chairman of the Board and President and Chief Executive Officer. The principal terms of such employment agreements are described in the accompanying report of the Compensation Committee of the Board of Directors.

    Mr. O'Neal has entered into an employment agreement with the Company. The principal terms of such employment agreement are described in Certain Relationships and Related Party Transactions.

    Messrs. Wood, Bisson and Webb participate in a deferred benefit plan which provides for a payment as a result of a change of control (as defined). The principal terms of such plan are described in the accompanying report of the Compensation Committee of the Board of Directors.

                      REPORT OF THE COMPENSATION COMMITTEE

Board of Directors
The Greenbrier Companies, Inc.

    Securities and Exchange Commission rules governing disclosure of executive compensation in proxy statements require inclusion in this Proxy Statement of a report from the Compensation Committee of the Board of Directors addressing, with respect to the Company's most recently completed year: (a) the Company's policies regarding executive compensation generally; (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer; and (c) any relationship between such compensation and the Company's performance.

COMPOSITION OF THE COMMITTEE

    The Compensation Committee of the Board of Directors is established pursuant to the Company's Amended and Restated Bylaws. The Committee is charged, among other matters, with considering and making recommendations to the Board of Directors regarding salaries and bonuses for elected officers of the Company; considering, reviewing and granting awards under the Company's Stock Incentive Plans and administering the Plans; consulting with the Board of Directors of Greenbrier Leasing Corporation regarding awards under Greenbrier Leasing Corporation's Deferred Benefit Plan and considering matters of director compensation, benefits and other forms of remuneration. The Committee is comprised of at least two members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed at the annual meeting of the Board of Directors. Messrs. Peter K. Nevitt, Victor G. Atiyeh and Benjamin R. Whiteley are the present members of the Compensation Committee.

    The Compensation Committee held four meetings during the Company's
2000 year.

EXECUTIVE COMPENSATION POLICY GENERALLY

    The Company's general compensation policy extends to all employees, including executive officers. Under the policy, the Company endeavors to pay compensation, including salary and bonuses, as applicable, at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations.

    The Company believes that a significant portion of each employee's compensation should take the form of discretionary bonuses that generally reflect the results of operations achieved by the Company. This policy extends to all levels of the Company's employees. Under this policy, employees, other than employees covered by collective bargaining agreements, typically receive annual bonuses. The aggregate amount of such bonuses is determined at the discretion of senior management of the Company and is subject to approval by the Board of Directors of the applicable subsidiary based primarily upon a subjective evaluation of the subsidiary's results of operations. Within the approved bonus pool, management makes specific bonus allocations to employees.

    There is no fixed or predetermined relationship between the Company's results of operations and the amount to be allocated to employee or officer bonuses.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND OF CHAIRMAN OF THE BOARD OF
  DIRECTORS

    The compensation of the Company's Chairman of the Board and of its President and Chief Executive Officer is determined pursuant to the terms and conditions of employment agreements between such officers and the Company, effective
July 1, 1994. During 2000, Messrs. Furman and James received base salaries of $480,000 per year and $240,000 per year, respectively.

    In addition to base salary, Messrs. Furman and James are entitled to receive annual cash bonuses which are based upon the Company's return on stockholders' equity. As long as the Company's return on equity is positive, the bonus is required to be at least $100,000. In the event the return on equity is 10%, an additional bonus of $200,000 is earned which increases ratably to $600,000 as the return on equity increases to 18%. If the return on equity exceeds 18%, the Compensation Committee has the authority to approve or recommend an additional bonus in excess of the $600,000. The Corporation achieved a return on defined
stockholders' equity for the year ending August 31, 2000 of       . Accordingly,
pursuant to the terms of the agreements, each of Messrs. James and Furman is
entitled to an aggregate bonus of       for the year ended August 31, 2000.

STOCK INCENTIVE PLANS

    Pursuant to the 1994 Stock Incentive Plan (the "1994 Plan"), the Company reserved an aggregate of 1,380,000 shares of its Common Stock for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 1994 Plan. The Company has granted options for substantially all of the shares reserved under the 1994 Plan. No options were awarded under the 1994 Plan during 2000.

    During 2000, the Committee recommended, and the Board of Directors and stockholders approved, adoption of a new Stock Incentive Plan--2000 (the "2000 Plan"), pursuant to which an aggregate of 1,000,000 shares of Common Stock were reserved for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 2000 Plan. Neither the President and Chief Executive Officer nor the Chairman of the Board of Directors is eligible to be awarded incentive stock options or Eligible Director Options under the 2000 Plan. Concurrently with adoption of the 2000 Plan, the 1994 Plan was amended to provide that shares previously reserved for awards under the 1994 Plan will not be available for future awards in the event an award lapses or the rights of the holder terminate. In 2000, the Company awarded options to purchase an aggregate of 262,500 shares of its common stock under the 2000 Plan, including non-discretionary awards to each Eligible Director of options to purchase 2,500 shares of common stock at an exercise price of $8.68 per share.

JAMES-FURMAN SUPPLEMENTAL 1994 STOCK OPTION PLAN

    In 1994 Messrs. Alan James and William Furman established the James-Furman Supplemental 1994 Stock Option Plan (the "James-Furman Plan"). Under the James-Furman Plan, options to purchase an aggregate of 60,000 shares of the Company's common stock, owned personally by Messrs. James and Furman, were awarded to a small group of long-standing employees of the Company and its affiliates. The exercise price of options under the James-Furman Plan is $4.00 per share and options under the Plan are not entitled to treatment as incentive stock options under the Internal Revenue Code. The James-Furman Plan is administered by the Compensation Committee. In 2000, the Committee recommended, and the Board of Directors authorized, that management of the Company be authorized to pay discretionary cash bonuses equal to 50 percent of the income estimated to have been realized by holders of James-Furman options upon the exercise of such options to partially defer the income tax effects of exercise. During the year 2000, $11,680 in bonuses were disbursed pursuant to the authority so conferred.

1995 EMPLOYEE STOCK PURCHASE PLAN

    All permanent employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). Under the Stock Purchase Plan, participating employees authorize payroll deductions of up to five percent of their base pay. Amounts so contributed are used by the custodian of the Stock Purchase Plan to purchase shares of the Company's Common Stock in open market transactions. Beginning June 1, 1996, the Company has made matching contributions to amounts contributed by employees pursuant to the Stock Purchase Plan in amounts equal to 15 percent of the aggregate amounts contributed by employees. During the year ended August 31, 2000, the Company's matching contributions under the Stock Purchase Plan aggregated $38,246.

RETIREMENT SAVINGS PLANS

    The Company maintains 401(k) retirement savings plans applicable to all United States employees, including executive officers. Pursuant to these plans, the Company typically matches a portion of employee contributions to the plans. The matching contribution is presently established at 25% of employee deferrals and contributions for all participants and an additional 10 percent for eligible savers who are not highly compensated. Contributions to the plans may be invested in a number of alternative investments which do not presently include the Company's Common Stock. The Company does not maintain other retirement or profit sharing plans for executive officers or other employees.

DEFERRED BENEFIT PLAN

    The Board of Directors of Greenbrier Leasing Corporation, upon consultation with the Compensation Committee, administers the Greenbrier Leasing Corporation Deferred Benefit Plan. The Deferred Benefit Plan provides for supplemental non-qualified deferred compensation for certain executives of Greenbrier Leasing Corporation. Contributions to the Deferred Benefit Plan are made by January 31 of each year for the prior year and are based upon the consolidated earnings of the Company. For 1999, $1,020,000 was contributed to the Deferred Benefit Plan. The contribution for 2000 has not yet been determined. In addition, the Company made a cash payment on behalf of each participant to cover the participant's estimated tax liability resulting from the contribution assuming a 50 percent combined federal, state and local tax bracket. Upon a change of control (as defined), the Company will contribute a payment equal to the average allocation for the participant for the prior three Plan Years multiplied by the number of Plan Years from the effective date of the change of control to the participant's normal retirement date.

    The Compensation Committee believes that the Company's executive and employee compensation policies contribute to the long-term financial success of the Company. The Compensation Committee intends to annually review the structure of the Company's executive compensation programs to ensure that policies and levels of compensation effectively link executive and stockholder interests and are consistent with the long-term investment objectives appropriate to the Company's business.

    November 7, 2000

                                          Peter K. Nevitt
                                          Victor G. Atiyeh
                                          Benjamin R. Whiteley

                         REPORT OF THE AUDIT COMMITTEE

Board of Directors
The Greenbrier Companies, Inc.

    The Audit Committee of the Board of Directors is established pursuant to the Company's Amended and Restated Bylaws and the Audit Committee Charter adopted by the Board of Directors on April 4, 2000. A copy of the Audit Committee Charter is attached to the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on January 9, 2001.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

    The members of the Audit Committee are Peter K. Nevitt, Victor G. Atiyeh and Benjamin R. Whiteley (Chairman). Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange ("NYSE"). Members of the Audit Committee are normally appointed at the annual meeting of the Board of Directors in January of each year. In April 2000, the Board of Directors reconfirmed appointment of members of the Audit Committee, following the effective date of amendments to rules of the Securities and Exchange Commission ("Commission") and the NYSE.

    With respect to the year ended August 31, 2000, in addition to its other work, the Audit Committee:

    - Reviewed, and recommended to the Board of Directors adoption of, the Audit Committee Charter;

    - Reviewed and discussed with the Company's management and the independent auditors the audited financial statements of the Company as of August 31, 2000 and for the year then ended;

    - Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; and

    - Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence.

    Based upon the review and discussions summarized above, together with the Committee's other deliberations and Item 8 of Commission Form 10-K, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of August 31, 2000 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000 for filing with the Commission.

    November 7, 2000

                                          Peter K. Nevitt
                                          Victor G. Atiyeh
                                          Benjamin R. Whiteley

PERFORMANCE GRAPH

    The following graph demonstrates a comparison of cumulative total returns for the Company's Common Stock, the Dow Jones Transportation Equipment Index and the Standard & Poors (S&P) 500 Index. The graph assumes an investment of $100 on August 31, 1995 in each of the Company's Common Stock and the stocks comprising the indices. Each of the indices assumes that all dividends were reinvested and that the investment was maintained to and including August 31, 2000, the end of the Company's 2000 year.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
            AMONG THE GREENBRIER COMPANIES, INC., THE S&P 500 INDEX
                AND THE DOW JONES TRANSPORTATION EQUIPMENT INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                     D J TRANSPORTATION
      GREENBRIER COS INC  S & P 500           EQUIPMENT
8/95             $100.00    $100.00             $100.00
8/96              $90.28    $118.73              $99.62
8/97             $104.45    $167.00             $193.56
8/98             $127.32    $180.51             $147.87
8/99              $89.58    $252.40             $228.40
8/00              $72.53    $293.59             $201.31

           STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information, as of October 1, 2000, with respect to beneficial ownership of the Company's Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP        CLASS(1)
------------------------------------                          -----------------   ----------
Alan James..................................................      8,627,950(2)       60.1%(2)
  200 One Centerpointe Drive
  Lake Oswego, Oregon 97035

William A. Furman...........................................      8,627,950(2)       60.1%(2)
  200 One Centerpointe Drive
  Lake Oswego, Oregon 97035

Victor G. Atiyeh............................................          4,550(3)            (4)

Peter K. Nevitt.............................................          9,250(3)            (4)

A. Daniel O'Neal, Jr........................................         22,752(3)            (4)

C. Bruce Ward...............................................          9,875(3)            (4)

Benjamin R. Whiteley........................................          9,250(3)            (4)

Robin D. Bisson.............................................         32,930(3)            (4)

Norriss M. Webb.............................................         30,831(3)            (4)

L. Clark Wood...............................................         31,800(3)            (4)

All directors and executive officers as a group (13
  persons)..................................................      8,841,988(3)       61.6%

Dimensional Fund Advisors Inc...............................      1,015,100(5)        7.1%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

------------------------

(1) Calculated based on number of outstanding shares as of 9/29/00, which is 14,171,732, plus the total number of shares of which the reporting person has the right to acquire beneficial ownership within 60 days following October 1, 2000.

(2) The shares shown as beneficially owned include 4,313,975 shares held by Mr. Furman, and 4,313,975 shares held by Mr. James which, pursuant to the terms of a Stockholders' Agreement, are required to be voted in concert to elect each other as directors and with respect to all other matters put to a vote of the stockholders. Mr. James disclaims beneficial ownership of the shares held by Mr. Furman, and Mr. Furman disclaims beneficial ownership of the shares held by Mr. James. The shares beneficially owned by Mr. Furman include 375,000 shares held of record by the William A. Furman Charitable Remainder Unitrust. The shares beneficially owned by Mr. James include 375,000 shares held of record by the Alan James Charitable Remainder Unitrust.

(3) The shares shown as stock options beneficially owned include 4,250 shares for Mr. Atiyeh, 4,250 shares for Mr. Nevitt, 17,475 shares for Mr. O'Neal, 7,375 shares for Mr. Ward, 2,250 shares for Mr. Whiteley, 28,125 shares for Mr. Bisson, 27,500 shares for Mr. Webb, 31,500 shares for

    Mr. Wood and 179,225 shares for the group, which such persons and the group have the right to acquire by exercise of stock options within 60 days after October 1, 2000.

(4) Less than one percent.

(5) This information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. dated February 2, 2000. The reporting person states that beneficial ownership is on behalf of managed accounts of which it serves as investment manager. The reporting person disclaims beneficial ownership of the shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to
Section 16(a). In reviewing the Forms 4 filed by Messrs. Alan James and William Furman reflecting the exercise by a former employee of the Company of stock options granted pursuant to the James-Furman Supplemental 1994 Stock Option Plan, the Company has noted that the Forms 4 were filed in August, rather than in July, 2000.

                                 PROPOSAL NO. 2
                 PROPOSAL TO CHANGE THE STATE OF INCORPORATION
                            FROM DELAWARE TO OREGON

    At the annual meeting, stockholders will consider and vote upon a proposal to change the state of incorporation of the Company from Delaware to Oregon (the "Reincorporation Proposal") by adoption of the Plan of Reorganization and Agreement of Merger (the "Merger Agreement"), attached as Exhibit A to this Proxy Statement. The Merger Agreement provides for the merger (the "Merger") of the Company into Greenbrier Oregon, Inc. ("Greenbrier Oregon"). Greenbrier Oregon is a wholly owned subsidiary of the Company formed under the laws of Oregon solely for the purpose of reincorporating the Company in Oregon.

    Prior to the Merger, Greenbrier Oregon will have no operating history, assets, or liabilities. At the Effective Time of the Merger (as defined in the Merger Agreement), the name of Greenbrier Oregon will be changed to "THE GREENBRIER COMPANIES, INC." After the Effective Time, the Company will be governed by the Articles of Incorporation and Bylaws of Greenbrier Oregon, which are substantially similar to the governing documents of Greenbrier Delaware, except as described in this Proxy Statement. The Merger will not change the business or management of the Company.

    The following discussion summarizes certain aspects of the Reincorporation Proposal. This summary is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement (Exhibit A) and to Greenbrier Oregon's Articles of Incorporation (the "Articles of Incorporation"), attached hereto as Exhibit B.

GENERAL

    The proposed Reincorporation will be accomplished by merging the Company ("Greenbrier Delaware") into Greenbrier Oregon. Concurrent with the merger, Greenbrier Oregon will amend its Articles of Incorporation to change its name from Greenbrier Oregon, Inc. to The Greenbrier Companies, Inc.

    Pursuant to the Merger Agreement, at the Effective Time each outstanding share of the Company's Common Stock, par value of $0.001 per share ("Delaware Common Stock"), will automatically be converted into one share of Common Stock, without par value, of Greenbrier Oregon ("Oregon Common Stock"). Each outstanding certificate representing shares of Delaware Common Stock will continue to represent the same number of shares of Oregon Common Stock. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE EXISTING DELAWARE STOCK CERTIFICATES FOR OREGON STOCK CERTIFICATES.

    Approval of the Reincorporation Proposal will effect a change in the legal domicile of the Company and certain other changes described in this Proxy Statement. Reincorporation of the Company will not, in and of itself, result in any change in the name, business, management, or location of the principal executive offices, assets or liabilities of the Company. The Greenbrier Oregon Board of Directors will be comprised of the seven individuals who presently serve as directors of Greenbrier Delaware. Each of the officers of Greenbrier Oregon is currently serving as an officer of Greenbrier Delaware.

    The Company's Dividend Reinvestment Plan, 1994 Stock Incentive Plan, 1995 Employee Share Purchase Plan, and Stock Incentive Plan--2000 (the "Plans") will be continued by Greenbrier Oregon, and each option or other right to purchase Greenbrier Delaware's Common Stock issued pursuant to the Plans will automatically be converted into an option or right to purchase the same number of shares of Greenbrier Oregon Common Stock, upon the same terms and subject to the same conditions as set forth in the Plans. Greenbrier Delaware's other employee benefit plans and arrangements will be continued by Greenbrier Oregon upon the terms and subject to the conditions currently in effect.

    The Company's Common Stock will continue to be traded on the New York Stock Exchange without interruption under the same symbol (GBX) as at present. Delivery of Greenbrier Delaware Common Stock certificates will continue to constitute "good delivery" for transactions following the Merger.

    Greenbrier Oregon will succeed to all the assets and liabilities of the Company. The stated purposes of Greenbrier Oregon, as set forth in its Articles of Incorporation, will permit the Company in the future to enter into any lawful business activity, with such power and authority as is equivalent to the Company's current status under the Delaware General Corporation Law ("DGCL") and the Company's present Restated Certificate of Incorporation. Reincorporation will not change the financial condition of the Company and will involve only the Company and a wholly-owned subsidiary formed for the sole purpose of the Reincorporation.

    If stockholders approve the Proposal, the Reincorporation will be consummated at such time as the Boards of Directors of Greenbrier Delaware and Greenbrier Oregon determine is advisable. The Merger will take effect on the date upon which the Merger Agreement is filed with the offices of the Secretaries of State of the States of Oregon and Delaware, which filing is anticipated to be as soon as practicable after approval of the Merger Agreement by the stockholders of Greenbrier Delaware.

    Approval of the Reincorporation Proposal requires the affirmative vote of the holders of a majority of the Company's outstanding Common Stock. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS APPROVE THE
REINCORPORATION PROPOSAL.

PURPOSES OF THE REINCORPORATION

    The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the Company's state of incorporation from Delaware to Oregon. Operating as an Oregon corporation will provide the Company with certain advantages over operating as a Delaware corporation, including significant savings in government fees.

    The Board of Directors and management of the Company are committed to supporting the Oregon business community and economic growth of both the Company and the State of Oregon. The Company's headquarters (and those of its subsidiaries Gunderson, Inc., Greenbrier Leasing Corporation and Gunderson Rail Services, Inc.) are located in Oregon and many of its employees are Oregon residents. In addition, the franchise tax and related fees that the Company pays as a Delaware corporation (and fees for qualifying to do business as a foreign corporation in the State of Oregon) are significantly higher than comparable fees for an Oregon corporation. Management estimates that, in addition to other efficiencies, the Reincorporation will result in savings of license fees alone aggregating approximately $150,000 per year.

COMPARISON OF OREGON AND DELAWARE CORPORATION LAWS

    As an Oregon corporation, Greenbrier Oregon will be governed by the Oregon Business Corporation Act ("OBCA"). Greenbrier Delaware is a Delaware corporation and is governed by the DGCL. Because of differences in the corporation laws of Oregon and Delaware, the rights of the Company's stockholders will change in certain respects as a result of the proposed Reincorporation. The following discussion is a summary of material changes in the rights of stockholders following the Reincorporation. The summary is qualified in its entirety by reference to the relevant provisions of the OBCA and the DGCL and to the provisions of the Articles of Incorporation attached to this Proxy Statement.

SPECIAL MEETINGS OF STOCKHOLDERS

    DELAWARE. Both the DGCL and the OBCA require corporations to hold an annual meeting of stockholders. Under DGCL, special meetings of stockholders may be called only by the board of directors or by persons authorized in the certificate or incorporation or the bylaws. The Restated Bylaws of Greenbrier Delaware provide that only the President or a majority of the entire board of directors may call a special meeting of stockholders.

    OREGON. Under the OBCA, a special meeting of stockholders may be called by the (1) board of directors; (2) by persons authorized in the articles of incorporation or the bylaws; (3) or by holders of at least 10 percent of the voting stock.

STOCKHOLDER VOTING

    Unless otherwise provided in the certificate or articles of incorporation, each stockholder is entitled to one vote for each share of capital stock held by that stockholder. Delaware and Oregon law differ with respect to entitlement of stockholders to vote as separate voting groups.

    DELAWARE. Delaware also allows holders of outstanding shares of a class or series of stock to vote as a separate voting group on an amendment to the certificate of incorporation, if the amendment would: (1) increase or decrease the aggregate number of authorized shares of the class; (2) increase or decrease the par value of the shares of the class; or (3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

    OREGON. The OBCA allows holders of outstanding shares of a class to vote as a separate voting group on an amendment to the articles of incorporation, if the amendment would: (1) exchange or reclassify shares of one class into shares of another class; (2) exchange or reclassify, or create the right of exchange for, shares of another class into shares of the class; (3) create a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the class;
(4) increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

(5) limit or deny an existing preemptive right of the shares of the class; or
(6) cancel or otherwise affect the rights to distributions or dividends that have accumulated but not yet been declared. Oregon also permits separate voting groups on a plan of merger or share exchange, unless the articles of incorporation provides otherwise.

STOCKHOLDER ACTION WITHOUT A MEETING

    The DGCL authorizes stockholder action without a meeting if consents are received from holders of a MAJORITY of the outstanding shares. However, the rules of the New York Stock Exchange prohibit the Company from use of the Delaware majority consent provision. Under the OBCA, stockholder action without a meeting requires unanimous written consent.

STATE ANTI-TAKEOVER PROVISIONS

    Delaware and Oregon place differing restrictions on acquisition of control of corporations incorporated in the state.

    DELAWARE. Under DGCL, a person who wishes to become an "interested stockholder" (defined below) of a corporation must obtain the approval of a corporation's board of directors before it acquires its interest. Otherwise the person will be prohibited from entering into certain transactions ("business combinations") with the corporation for a three-year period (the "Business Combination Law"). An "interested stockholder" is a beneficial owner of 15 percent or more of the voting power of the corporation. Affiliates and associates of an interested stockholder are included within the definition, and shares held by affiliates and associates are counted in determining whether the 15 percent threshold will be exceeded.

    Prohibited business combinations include the following transactions with, or for the benefit of, the interested stockholder: (1) mergers or consolidations,
(2) certain sales, leases, exchanges, mortgages, pledges, transfers or other disposition of assets, (3) issuances of stock (subject to certain exceptions), or (4) loans, guaranties or other financial benefits. Transactions in which the interested stockholder participates proportionately as a stockholder of the target corporation are generally excluded from the moratorium effect of the statute.

    The primary exceptions to the Delaware Business Combination Law are:
(1) acquiring 85 percent or more of the target corporation's outstanding voting stock in a single transaction (excluding shares owned by "officers-directors" and employee stock plans) or (2) obtaining approval of the proposed transaction by BOTH the corporation's board of directors and the holders of two-thirds of the corporation's outstanding voting stock, excluding shares owned by interested stockholder.

    OREGON. Corporations which do not expressly "opt out" of the Oregon Control Share Act ("CSA") are subject to its provisions. Greenbrier Oregon has not opted out of the CSA. Under the CSA, a person, who acquires "Control Shares" acquires the voting rights with respect to such control shares only to the extent granted by a majority of the preexisting, disinterested stockholders of the corporation. "Control Shares" are shares acquired in an acquisition that would, when added to all other shares held by the acquiring person, bring such person's total voting power (but for the CSA) to or above any of three threshold levels: 20 percent, 331/3 percent or 50 percent of the total outstanding voting stock. A "control share acquisition" is an acquisition of ownership or the power to direct voting of control shares.

    Control shares acquired within 90 days of, and control shares acquired pursuant to a plan to make a control share acquisition, are considered to have been acquired in the same transaction. Contrary to the DGCL, the provisions of the CSA apply equally to transactions approved or opposed by the corporation's board of directors. Shares acquired pursuant to a merger are not subject to the restriction on voting rights under the CSA.

DIVIDENDS, DISTRIBUTIONS AND STOCK REPURCHASES

    DELAWARE. Under DGCL, corporations may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined under DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors.

    Delaware corporations may repurchase their own shares of any class except when their capital is impaired or would be impaired by such purchase. A corporation may, however, repurchase its capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock if the repurchased shares are to be retired and the corporation's capital reduced.

    OREGON. The OBCA prohibits distributions (including dividends) to stockholders unless, after giving effect to such distribution, (1) the corporation would be able to pay its debts as they become due in the usual course of business, and (2) the corporation's total assets would be at least equal to the sum of its total liabilities plus, unless the articles of incorporation provide otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shares with preferential rights superior to those receiving the distribution.

    The Company does not presently have outstanding any class or series of capital stock having preferential rights and has no present plans for issuance of such a class or series.

PAYMENT FOR STOCK

    Under both Delaware and Oregon law, unless the power is reserved to the stockholders in the certificate or articles of incorporation, shares of capital stock may be issued for such consideration as is determined by the board of directors. Under Delaware Law, corporations may issue stock for cash, services rendered, personal property, real property, leases of real property, or a combination thereof. The OBCA permits shares to be issued for the foregoing consideration and, in addition, for contracts for services to be performed in the future or for other securities of the corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS--ADVANCEMENT OF EXPENSES

    Both Delaware and Oregon law permit indemnification of officers and directors from expenses and losses arising out of litigation arising by reason of the officer or director's service to the corporation or to another entity at its request, including, in certain circumstances, litigation by or in the right of the corporation. Both provide for mandatory indemnification in the event the officer or director is successful in defending the litigation and, under certain circumstances, that the corporation may advance expenses to the officer or director prior to conclusion of the litigation.

    DELAWARE. Under DGCL corporations may indemnify any person made a party to any third-party action or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or was serving in a similar capacity for another corporation at the corporation's request, as long as that person: (1) has acted in good faith; (2) has acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (3) in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Corporations may not indemnify a person in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation. However, a corporation must indemnify an officer or director "to the extent" the person is successful in defending himself or herself.

    Corporations may advance expenses to officers and directors upon receipt of an undertaking by or on behalf of the person to repay advanced expenses if it is ultimately determined that the party is not entitled to be indemnified by the corporation. In such circumstances, the DGCL does not require that the undertaking be secured or that the corporation make a determination of ability to repay.

    OREGON. The OBCA is substantially similar to Delaware with respect to indemnification and advancement of expenses, except that Oregon: (1) prohibits indemnification of a person in connection with an action charging the improper receipt of personal benefit; (2) the indemnified party receiving an advance of expenses must also furnish an affirmation of good faith belief that he or she has met the standard of conduct required by the OBCA; and (3) the OBCA provides for mandatory indemnification when the indemnified party is "wholly successful."

LIMITED LIABILITY OF DIRECTORS

    DELAWARE. The DGCL permits corporations to adopt charter provisions limiting or eliminating certain monetary liability of directors to the corporation or its stockholders. However, the DGCL does not permit limitation of the liability of a director for:

    - breaching the duty of loyalty to the corporation or its stockholders;

    - failing to act in good faith;

    - engaging in intentional misconduct or a known violation of law;

    - obtaining an improper personal benefit from the corporation; or

    - paying a dividend or approving a stock repurchase in violation of Delaware law.

    OREGON. The OBCA contains similar provisions limiting the liability of corporate directors. The Oregon statute differs from the Delaware statute, however, in that Delaware, by its terms, provides for limited liability for "BREACH OF FIDUCIARY DUTY AS A DIRECTOR," whereas Oregon permits limited liability for any "CONDUCT AS A DIRECTOR" other than a breach of the director's duty of loyalty.

DIRECTORS' DUTY IN RESPONSE TO TAKEOVER ATTEMPTS

    DELAWARE. In Delaware, directors' defensive actions with respect to takeover attempts are protected by the business judgment rule, as long as a two-part test is satisfied. The test requires that; (1) the board show reasonable grounds for belief in a danger to corporate policy and effectiveness, and (2) the defensive measures taken are reasonable in relation to the threat posed. The second feature of the test requires an analysis of the nature of the takeover bid and its effect on the corporate enterprise. Directors are authorized to consider a series of factors including:

    - inadequacy of the price offered;

    - the nature and timing of the offer;

    - questions of illegality;

    - the impact on "constituencies" other than stockholders (I.E., creditors, customers, employees, and, perhaps, the community in general);

    - the risk of non-consummation; and

    - the quality of any securities being offered in exchange.

    Under developing Delaware case law, once a corporation determines to consider a change of control, it may be considered inappropriate for the board of directors to consider non-stockholder interests. Recent Delaware cases impose a duty on the board of directors in some circumstances to seek the highest price once a determination has been made that control will change.

    OREGON. In responding to a takeover attempt, Oregon's statutes expressly allow directors to consider constituencies other than stockholders. In assessing such a proposal, directors may consider the social, legal and economic effects on: (1) the corporation's employees, customers and suppliers; (2) the communities and geographical areas in which the corporation operates; (3) the economy of the state and nation; and (4) the short-term and long-term interests of the corporation and its stockholders and the possibility that these interests may be best served by the continued independence of the corporation.

CONFLICT OF INTEREST TRANSACTIONS

    Delaware and Oregon have similar provisions governing transactions between the corporation and a director or person in which a director has an interest. Under both the OBCA and the DGCL, a quorum of disinterested directors has the power, by majority vote, to ratify a contract or transaction in which a director has an indirect or direct interest.

AUTHORITY OF BOARD COMMITTEES

    Both Delaware and Oregon empower corporate boards of directors to delegate to committees of the board significant responsibilities.

    DELAWARE. The DGCL does not permit delegation to a committee of: (1) the authority to adopt, amend or repeal any bylaw of the corporation or
(2) approve, adopt or recommend to stockholders any action or matter which must be submitted to the stockholders.

    OREGON. The OBCA permits a board committee to generally exercise the full authority of the board of directors, EXCEPT the authority to: (1) authorize distributions; (2) approve or submit to stockholders any action requiring stockholder approval; (3) fill vacancies on the board of directors or any of its committees; (4) amend the articles of incorporation; (5) adopt, amend or repeal bylaws; (6) approve a plan of merger not requiring stockholder approval;
(7) authorize or approve reacquisition of shares, except as authorized by the board; (8) authorize or approve issuance or sale of shares, or determine the designation, rights, preferences or limitations of a class or series of shares, except as authorized by the full board of directors.

STOCKHOLDER DERIVATIVE SUITS

    DELAWARE. The DGCL requires that the stockholder bringing a derivative suit have been a stockholder at the time of the wrong complained of or that the stock devolved to him or her by operation of law from a person who was a stockholder at the time of the wrong complained of. In addition, the stockholder must remain a stockholder throughout the litigation.

    OREGON. The OBCA also requires that the stockholder bringing the derivative suit have been a stockholder at the time the transaction complained of occurred or have become a stockholder through transfer by operation of law. The OBCA does not require the stockholder remain a stockholder throughout the litigation.

AMENDMENT OF BYLAWS

    Under DGCL, unless the certificate of incorporation provides otherwise, bylaws may only be amended upon approval of the STOCKHOLDERS. The Company's Delaware Restated Certificate of Incorporation presently empowers the board of directors to amend, adopt, repeal, alter or rescind the Company's Bylaws. Oregon follows the provision of the Model Business Corporation Act that provides that directors have the power to amend the bylaws unless the articles of incorporation remove it.

APPRAISAL RIGHTS

    DELAWARE. Under DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation or, in the case of a disposition, if:

    - The shares of the corporation are listed on (1) a national securities exchange or (2) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (3) held of record by more than 2,000 stockholders; or

    - The corporation will be the surviving corporation of the merger and approval of the merger requires no vote of the stockholders of the surviving corporation.

    Stockholders of Delaware corporations are entitled to appraisal rights in the case of a merger or consolidation if an agreement of merger or consolidation requires the stockholder to accept in exchange for its shares anything other than:

    - Shares of stock of the corporation surviving or resulting from the merger or consolidation;

    - Shares of any other corporation that on the effective date of the merger or consolidation will be either: (1) listed on a national securities exchange; or (2) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (3) held of record by more than 2,000 stockholders;

    - Cash in lieu of fractional shares of the corporation; or

    - Any combination thereof.

    Under the DGCL, the corporation must pay to the dissenting stockholder the fair value of the shares upon completion of the appraisal proceedings.

    OREGON. Under the OBCA, a stockholder eligible to vote may dissent from, and obtain payment for shares in the event of, the following stockholder-approved corporate actions:

    - A merger to which the corporation is a party;

    - A share exchange plan to which the corporation is a party as the corporation whose shares will be acquired;

    - The sale or exchange of all or substantially all of the corporation's assets, other than in the usual course of business;

    - An amendment to the articles of incorporation that materially and adversely affects the dissenter's shares;

    - Other actions for which the articles of incorporation provide the right of dissent and appraisal; or

    - A conversion to a non-corporate business entity.

Dissent and appraisal right are not available to stockholders of Oregon corporations for:

    - Shares of stock which, at the time of the corporate action, was either listed on a national securities exchange or designated as a National Market System security by Nasdaq, unless the articles of incorporation provide otherwise;

    - The sale of assets pursuant to court order; or

    - The sale of assets for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the stockholders within one year after the date of sale.

    Under the OBCA, a stockholder asserting dissenter's rights must give the corporation notice of his or her intent in writing prior to the vote on the action and must not vote in favor of the action. A corporation is required to make payment to the dissenting stockholder of its estimated value of the shares, plus accrued interest, upon the proposed action being taken, or upon the dissenter's demand. If the dissenting stockholder disagrees with the corporation's estimate of the value of the shares, he or she can propose his or her own estimate, or petition the court for an appraisal.

INSPECTION OF CORPORATE BOOKS AND RECORDS

    Both Delaware and Oregon permit stockholders to examine and make extracts from the corporation's books and records for a proper purpose. Under OBCA, inspection requires that: (1) the stockholder's demand be made in good faith and for a proper purpose; (2) the stockholder describe with reasonable particularity the stockholder's purpose and the records stockholder desires to inspect; and,
(3) the records requested be directly connected with the stockholder's purpose. Oregon law also requires the stockholder to give to the corporation five days written notice of the demand to inspect.

REMOVAL OF DIRECTORS

    DELAWARE. Under DGCL any director or the entire board of directors may be removed, only for cause, by the holders of a majority of shares entitled to vote at an election of directors.

    OREGON. Under the OBCA, unless the articles of incorporation provide otherwise, a director may be removed with or without cause and only by a majority of votes cast. A director may only be removed at a special meeting called for the purpose of removing the director. Oregon courts may also remove a director for cause if the corporation or the holders of 10 percent or more of the stock commence an action for removal.

FILING AND LICENSE FEES

    Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $150,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation. The Company is subject to an annual fee of approximately $150,000. Oregon charges corporations incorporated in Oregon nominal annual corporate license renewal fees, and do not impose any franchise tax fee.

FEDERAL INCOME TAX CONSEQUENCES

    Management of the Company intends that for federal income tax purposes, if the Merger is carried out in accordance with the Merger Agreement, (1) no taxable gain or loss will be recognized by Greenbrier Delaware as a result of the Merger; (2) no taxable gain or loss will be recognized by the holders of shares of Greenbrier Delaware Common Stock upon the exchange of such shares for shares of Greenbrier Oregon Common Stock; (3) the basis of the shares of Greenbrier Oregon Common Stock received by a stockholder of the Company will be the same as the stockholder's basis of Greenbrier Delaware Common Stock surrendered by the stockholder in exchange, therefore; (4) a stockholder's holding period for the shares of Greenbrier Oregon's Common Stock received by a stockholder of the Company will include the holding period of the shares of Greenbrier Delaware Common Stock surrendered in exchange therefore, provided that the shares of Greenbrier Oregon Common Stock are held as a capital asset on the date of the Merger; (5) the proposed assumption by Greenbrier Oregon of Greenbrier Delaware's outstanding incentive stock options and the substitution of Greenbrier Oregon Common Stock for Greenbrier Delaware Common Stock under such options will not constitute a modification that will adversely affect the qualified status of such options under the Internal Revenue Code; and (6) the proposed assumption by Greenbrier Oregon of Greenbrier Delaware's outstanding nonqualified options and the substitution of Greenbrier Oregon Common Stock for Greenbrier Delaware Common Stock under such options will not produce taxable gain for the option holders.

    Management of the Company does not intend to request a ruling from the Internal Revenue Service or an opinion of counsel as to the federal income tax consequence of the Merger. Stockholders are advised to consult with their own tax advisors as to federal income tax consequences, as well as any tax consequences arising under the laws of any state or other jurisdiction.

RESERVED POWER TO ABANDON REINCORPORATION PROPOSAL

    Notwithstanding a favorable vote of the stockholders, the Board of Directors has reserved the right to abandon the proposed Reincorporation prior to the effectiveness of the Merger if it determines that such abandonment is in the best interests of the Company. The Board of Directors has made no determination as to any circumstances that may prompt a decision to abandon the proposed Reincorporation.

VOTE REQUIRED AND BOARD RECOMMENDATION

    Pursuant to the Delaware Law and the Company's Certificate of Incorporation, the affirmative vote of the holders of not less than a majority of the outstanding shares of Greenbrier Delaware Common Stock is required for approval of the Merger to effectuate the Reincorporation of the Company in Oregon. A vote of approval of the Reincorporation Proposal will constitute specific approval of the Merger Agreement and of all other transactions and proceedings relating to the Merger, including the assumption by Greenbrier Oregon of the Company's employee stock option plans, and all other employee benefit plans and agreements, and the obligation of the Company under such plans and agreements.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REINCORPORATION PROPOSAL AND THE MERGER WHICH WILL EFFECTUATE THE PROPOSED REINCORPORATION AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE REINCORPORATION PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE
REINCORPORATION PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION THEREFROM IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 3
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending August 31, 2001. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

    Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2001 year.

    The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 2001 year.

OTHER BUSINESS

    Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

STOCKHOLDER PROPOSALS

    To be eligible for inclusion in the Company's proxy materials for the 2002 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the Commission's rules governing such proposals, be received not later than August 1, 2001 by the Secretary of the Company at the Company's principal executive offices, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

    Stockholders may only bring business before an annual meeting if the stockholder proceeds in compliance with the Company's Amended and Restated Bylaws. For business to be properly brought before the 2001 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on December 1, 2000. The notice to the Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) a brief description of the business and reasons for conducting such business at the annual meeting;
(b) the stockholder's name and address as they appear on the Company's books;
(c) the class and number of shares beneficially owned by the stockholder;
(d) any material interest of the stockholder in such business and a description of all arrangements and understandings between such stockholder and any other person (including their names) in connection with the proposal of such business; and (e) a representation that the stockholder intends to appear in person at the annual meeting and bring such business before the meeting. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

------------------------

    A copy of the Company's 2000 Annual Report on Form 10-K will be available to stockholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

By order of the Board of Directors,

Kenneth D. Stephens
SECRETARY

November 29, 2000

                                     [LOGO]

                                   EXHIBIT A
                          AGREEMENT AND PLAN OF MERGER

DATE:           November 7, 2000

AMONG:          GREENBRIER OREGON, INC., an Oregon corporation ("Greenbrier
                Oregon")

AND:            THE GREENBRIER COMPANIES, INC., a Delaware corporation
                ("Greenbrier Delaware")

                                    RECITALS

    A. The Board of Directors and shareholders of Greenbrier Oregon and the Board of Directors and stockholders of Greenbrier Delaware have determined that it is in the best interests of each entity and their respective shareholders/stockholders to merge Greenbrier Delaware with and into Greenbrier Oregon, pursuant to this agreement ("Merger Agreement").

    B. The parties intend that Greenbrier Oregon shall be the surviving corporation in such merger and that such merger shall constitute a tax-free reorganization under the Internal Revenue Code.

                                   AGREEMENT

    The parties agree as follows:

1. MERGER OF GREENBRIER DELAWARE WITH AND INTO GREENBRIER OREGON. At and upon the Effective Time:

    1.1 Merger. Greenbrier Delaware shall be merged with and into Greenbrier Oregon (the "Merger"), and Greenbrier Oregon shall survive as a corporation continuing to operate under the name "The Greenbrier Companies, Inc." (the "Surviving Corporation"), organized under and governed by the laws of the state of Oregon. The separate existence of Greenbrier Delaware shall cease.

    1.2 Vesting of Assets. All of the property, rights, privileges, powers, franchises, patents, trademarks, trade names, licenses, registrations and other assets, tangible and intangible, of Greenbrier Delaware shall be transferred to, vested in, devolve upon and become part of the assets of the Surviving Corporation, without further act or deed.

    1.3 Assumption of Liabilities. Greenbrier Oregon shall assume and be liable for all of the liabilities and obligations of Greenbrier Delaware.

    1.4 Effective Time. The Merger shall become effective upon filing the documents in accordance with the Delaware General Corporation Law and the Oregon Business Corporation Act.

2. ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS, AND OFFICERS. At and upon the Effective Time:

    2.1 Articles of Incorporation. The Articles of Incorporation of Greenbrier Oregon in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation. At the Effective Time, such Articles of Incorporation shall automatically be amended to change the name of the Surviving Corporation to The Greenbrier Companies, Inc.

    2.2 Bylaws. The Bylaws of Greenbrier Oregon in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

    2.3 Directors; Officers. Those persons who are the directors of Greenbrier Delaware immediately prior to the Effective Time shall become the directors of the Surviving Corporation. Those directors in Classes I, II and III of Greenbrier Delaware immediately prior to the Effective Time shall become the directors in Groups I, II and III, respectively, of the Surviving Company and shall hold office in each case through the expiration of their terms as such terms would have been with Greenbrier Delaware until their successors are elected and qualify or their prior resignation, removal or death. Those persons who are officers of Greenbrier Delaware immediately prior to the Effective Time shall become the officers of the Surviving Corporation, and they shall hold office in each case at the pleasure of the Board of Directors of the Surviving Corporation.

    2.4 Committees. Those persons who are members of committees of the Board of Directors of Greenbrier Delaware immediately prior to the Effective Time shall become members of the comparable committees of the Board of Directors of the Surviving Corporation, and they shall hold office in each case at the pleasure of the Board of Directors of the Surviving Corporation. The Charter of the Audit Committee of the Board of Directors of Greenbrier Delaware adopted on April 4, 2000 shall be the Charter of Audit Committee of the Surviving Corporation at the Effective Time, and shall remain in effect until modified or rescinded.

3.  EXCHANGE OF SHARES. At and upon the Effective Time:

    3.1 Shares of Greenbrier Oregon. By virtue of the Merger and without any action on the part of the holder, the single share of Common Stock, without par value, of Greenbrier Oregon issued to Greenbrier Delaware and currently outstanding shall be cancelled and returned to the status of authorized but unissued.

    3.2 Shares of Greenbrier Delaware. Each share of Common Stock, par value $0.001, of Greenbrier Delaware that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of fully paid, non-assessable, issued and outstanding Common Stock, without par value, of the Surviving Corporation.

    3.3 Stock Certificates. All of the outstanding certificates, which prior to the Effective Time represented shares of Common Stock of Greenbrier Delaware, shall be deemed for all purposes to evidence ownership of and to represent shares of Common Stock of Greenbrier Oregon into which the shares of Greenbrier Delaware represented by such certificates have been converted as herein provided. The registered holder on the books and records of Greenbrier Oregon or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Greenbrier Oregon or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Greenbrier Oregon evidenced by such outstanding certificate as above provided. The officers, directors, employees, stock transfer agents and registrars of the Surviving Corporation shall, after the Effective Time, continue to honor and process certificates issued by Greenbrier Delaware with the same effect as if such certificates represented shares of Greenbrier Oregon.

    3.4 Certain Options and Plans. Greenbrier Oregon will assume and continue all of Greenbrier Delaware's stock incentive and purchase option plans (the "Plans and Programs"), including but not limited to its 1994 Stock Incentive Plan, Employee Stock Purchase Plan, Stock Incentive Plan--2000, and Dividend Reinvestment Plan and the outstanding and unexercised portions of all options and rights to buy Common Stock of Greenbrier Delaware shall become options or rights for the same number of shares of Greenbrier Oregon Common Stock with no other changes in the terms and conditions of such options or rights, including exercise prices, and effective as of the Effective Time, Greenbrier Oregon hereby assumes the outstanding and unexercised portions of such options and rights and the obligations of Greenbrier Delaware with respect thereto. At the Effective Time, Greenbrier Oregon shall, and does hereby, assume and agree to perform all of the rights and responsibilities of Greenbrier Delaware under all of such Plans and Programs (and agreements relating thereto) and under the James-Furman Supplemental 1994 Stock Option Plan.

    3.5 Other Employee Benefit Plans. Greenbrier Oregon will assume all obligations of Greenbrier Delaware under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

4.  GENERAL PROVISIONS.

    4.1 Further Assurances. From time to time, as and when required by Greenbrier Oregon or by its successors and assigns, there shall be executed and delivered on behalf of Greenbrier Delaware such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect, or to conform of record or otherwise, in Greenbrier Oregon the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of Greenbrier Delaware, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Greenbrier Oregon are fully authorized in the name of and on behalf of Greenbrier Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    4.2 Amendment. At any time before or after approval by the shareholders of Greenbrier Delaware, this Merger Agreement may be amended in any manner (except that Sections 3.1 and 3.2 and any of the other principal terms hereof may not be amended without the approval of the shareholders of Greenbrier Delaware) as may be determined in the judgment of the respective Boards of Directors of Greenbrier Delaware and Greenbrier Oregon to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

    4.3 Abandonment. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Greenbrier Delaware or Greenbrier Oregon or both, notwithstanding the approval of this Merger Agreement by the stockholders of Greenbrier Delaware and the shareholders of Greenbrier Oregon.

    4.4 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their corporate names by their respective authorized officers.

                                          THE GREENBRIER COMPANIES, INC.,
                                          a Delaware corporation

                                          By
                                          --------------------------------------
                                          Title:
--------------------------------------------------------------------------------

                                          GREENBRIER OREGON, INC.,
                                          an Oregon corporation

                                          By
                                          --------------------------------------
                                          Title:
--------------------------------------------------------------------------------

                                   EXHIBIT B

                                STATE OF OREGON
                              CORPORATION DIVISION
                          151 Public Service Building
                             255 Capitol Street NE
                              Salem, OR 97310-1237

Registry No.
-------------------

                           ARTICLES OF INCORPORATION
                              Business Corporation

                                   ARTICLE 1

    The name of the corporation is GREENBRIER OREGON, INC.

                                   ARTICLE 2

    The registered office of the corporation is located at Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, in the City of Portland, County of Multnomah, State of Oregon. The name of its registered agent at that address is Kenneth D. Stephens.

                                   ARTICLE 3

    The name and address of the incorporator is Kenneth D. Stephens, Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204-2099.

                                   ARTICLE 4

    The mailing address to which notices may be mailed is Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204-2099.

                                   ARTICLE 5

    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Oregon Business Corporation Act.

                                   ARTICLE 6

    Section 1. Authorized Capital Stock. The corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which the corporation is authorized to issue is 75,000,000 shares, of which 25,000,000 shares shall be Preferred Stock, without par value, and 50,000,000 shares shall be Common Stock, without par value.

    Section 2. Preferred Stock. The Board of Directors is expressly vested with authority to adopt a resolution or resolutions providing for the issuance of Preferred Stock from time to time in one or more series. The Board of Directors is expressly authorized to fix, state and express, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the preferences, limitations and relative rights including, without limitation:

        (a) the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation;

ARTICLES OF INCORPORATION - 1

        (b) whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative;

        (c) the voting rights, if any, to be provided for shares of such series;

        (d) the rights and preferences, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

        (e) the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for securities or other property of the corporation and the terms and conditions, including price and rate of exchange of such conversion or exchange;

        (f) the redemption (including sinking fund provisions), if any, for shares of such series; and

        (g) such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix.

    If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of a series of Preferred Stock shall be insufficient to pay such holders the full preferential amount to which they are entitled, such assets shall be distributed ratably among the shares of such series of Preferred Stock in proportion to the full amounts which would be payable on such shares if all amounts payable thereon were paid in full.

    Section 3. Common Stock. The holders of Common Stock shall be entitled to one vote per share on each matter to be voted upon by the corporation's shareholders. Except as otherwise required by law, or pursuant to the terms of any series of Preferred Stock, all series of Preferred Stock (upon which voting rights shall have been conferred) and the Common Stock shall vote together as a single class or voting group on any matter submitted to a vote of shareholders. Shares of Common Stock shall not have cumulative voting rights with respect to any matter.

                                   ARTICLE 7

    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and shareholders:

        (a) Except as otherwise provided in this Articles of Incorporation or the Bylaws of the corporation relating to the rights of the holders of any series of Preferred Stock, voting separately by group or series, to elect additional directors under specified circumstances, the number of directors of the corporation shall be as fixed from time to time by or pursuant to the Bylaws of the corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock, voting separately by group or series, shall be classified, with respect to the time for which they severally hold office, into three groups, Group I, Group II and Group III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the discretion of the President of the corporation to maintain such proportionality. The directors shall initially be classified into Groups by the President of the corporation. Each initial director in Group I shall hold office for a term expiring at the 2002 annual meeting of shareholders, each initial director in Group II shall hold office initially for a term expiring at the 2003 annual meeting of shareholders, and each initial director in Group III shall hold office for a term expiring at the 2004 annual meeting of shareholders. Notwithstanding the foregoing provisions of this ARTICLE 7, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of shareholders following the 2001 annual meeting, the successors to the group of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors

ARTICLES OF INCORPORATION - 2
    have been duly elected and qualified or until their earlier death, resignation or removal. Election of directors need not be by written ballot unless provided by the Bylaws of the corporation.

        (b) Except as otherwise provided in this Articles of Incorporation or the Bylaws of the corporation relating to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, with or without cause, by the affirmative vote of not less than a majority of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as single class. Unless previously filled by the vote of at least a majority of the total number of outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, any vacancy in the Board of Directors resulting from any such removal may be filled by the Board of Directors, or if the Directors remaining in office constitute less than a quorum then such vacancies may be filled by a vote of a majority of the directors then in office, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall have been elected and qualified or until their earlier death, resignation or removal.

        (c) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        (d) Notwithstanding the foregoing, whenever the holders of any one or more class or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Articles of Incorporation applicable thereto, as the same may be amended from time-to-time, and such directors so elected shall not be divided into classes pursuant to this ARTICLE 7 unless expressly provided by such terms.

        (e) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the corporation. In addition, the Bylaws of the corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class.

                                     ARTICLE 8

    No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability, to the extent provided by applicable law, for
(i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution under ORS 60.367, or (iv) any transaction from which the director derived an improper personal benefit. If the Oregon Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Oregon Business Corporation Act, as so amended. This ARTICLE 8 shall not eliminate or limit the liability of a director for any act or omission which occurred prior to the effective date of its adoption. Any repeal or modification of this ARTICLE 8 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLES OF INCORPORATION - 3

                                   ARTICLE 9

    The Board of Directors of the corporation may provide, pursuant to Bylaws or other actions or agreements, that the corporation shall indemnify to the fullest extent permitted by the Oregon Business Corporation Act, as in effect at the time of the determination, any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including any action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan of the corporation or any of its subsidiaries, or serves or served at the request of the corporation, or any of its subsidiaries, as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The rights of indemnification provided in this ARTICLE 9 shall be in addition to any rights to which any such person may otherwise be entitled under any future amendment to this Articles of Incorporation or under any bylaw, agreement, statute, policy of insurance, vote of shareholders or board of directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

                                   ARTICLE 10

    The corporation reserves the right at any time and from time to time to amend, alter, rescind or repeal any provisions contained herein; and other provisions authorized by the laws of the State of Oregon at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by or pursuant to this Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

                                   ARTICLE 11

    Notwithstanding any other provisions of this Articles of Incorporation, other than ARTICLE 10, or the Bylaws of the corporation, the affirmative vote of the holders of not less than fifty-five percent (55%) of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, ARTICLE 7, ARTICLE 8, ARTICLE 9,
ARTICLE 10 and ARTICLE 11 of this Articles of Incorporation.

    DATED: November 7, 2000

                                                      ------------------------------------------------
                                                      Kenneth D. Stephens
                                                      Incorporator

Person to contact about this filing:

Kenneth D. Stephens
Telephone--503/802-2008

ARTICLES OF INCORPORATION - 4

                                   EXHIBIT C

                                     [LOGO]

                   A U D I T C O M M I T T E E C H A R T E R

    The Board of Directors of The Greenbrier Companies, Inc. (the "Company") shall annually appoint from its members an Audit Committee. This Charter of the Audit Committee supplements the provisions of Article III, Section 11(b) of the Company's Amended and Restated By-Laws and further defines the role, authority and responsibility of the Audit Committee.

NUMBER OF MEMBERS AND APPOINTMENT

    The Audit Committee shall be composed of at least three members of the Board of Directors. Members of the Committee shall be appointed annually by the Board of Directors. Vacancies shall be filled by the Board of Directors.

QUALIFICATIONS OF MEMBERS

    Each member of the Audit Committee shall be a Director who, in the judgment of the Board of Directors, is financially literate and possesses the ability to read and understand the fundamental financial statements of the Company and its subsidiaries, including balance sheets, income statements and cash flow statements. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, have accounting or related financial management expertise, which may include employment experience in finance or accounting, certification in accounting or any other comparable experience, including being, or having been, a chief executive officer or other senior officer with financial oversight responsibilities.

INDEPENDENCE OF MEMBERS

    Members of the Audit Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independence from management of the Company. No member of the Audit Committee shall be an affiliate of the Company or an officer or employee of the Company or any of its subsidiaries. Appointments to the Audit Committee shall be consistent with standards for determining independence promulgated by the Securities and Exchange Commission and the New York Stock Exchange, or such other national securities exchange as shall be the principal market for trading of the Company's securities.

MEETINGS, QUORUM, INFORMAL ACTIONS, MINUTES

    The Audit Committee shall meet on a regular basis. Special meetings may be called by the Chair of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Audit Committee. Written minutes shall be kept for all formal meetings of the Committee.

    As permitted by section 141 of the Delaware General Corporation Law, the Audit Committee may act by unanimous written consent, and may conduct meetings via conference telephone or similar communication equipment.

    Members of the Audit Committee may meet informally with officers or employees of the Company and its subsidiaries and with the Company's independent auditors and may conduct informal inquiries and studies without the necessity of formal meetings. The Audit Committee may delegate to its chair or

Audit Committee Charter - 1
to one or more of its members the responsibility for performing routine functions as, for example, review of press releases announcing results of operations.

RESPONSIBILITIES

    The Company's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors. The Audit Committee shall, from time to time, review and make recommendations to the Board of Directors with respect to the engagement or discharge of the independent auditors and the terms of the engagement. The Board of Directors may, in its discretion, determine to submit to stockholders for approval or ratification the appointment of the Company's independent auditors.

    The Audit Committee shall oversee the independence and performance of the Company's independent auditors. The Committee shall ensure that the independent auditors periodically submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and shall engage in an active dialogue with the auditors with respect to any disclosed relationships or services that may impact the auditor's independence or objectivity. The Audit Committee shall make recommendations to the Board of Directors for appropriate action in response to the auditors' report to satisfy itself of the auditors' independence.

    The Audit Committee shall annually prepare and submit, for inclusion in management's proxy statement to stockholders in connection with the annual meeting of stockholders, a report in conformity with Item 306 of Securities and Exchange Commission Regulation S-K.

    Without limiting the generality of the foregoing, the Audit Committee shall:

    - Review the scope of proposed audits to be performed with respect to the Company's financial statements in the context of the Company's particular characteristics and requirements.

    - Review with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company's financial, accounting or auditing systems.

    - Require a letter from the independent auditors concerning significant weaknesses or breaches of internal controls encountered during the course of the audit.

    - Inquire of management and the independent auditors whether any significant financial reporting issues were discussed during the course of the audit and, if so, how they were resolved.

    - Review with management and the independent auditors changes in accounting standards or rules proposed by Financial Accounting Standards Board or the Securities and Exchange Commission that may effect the Company's financial statements.

    - Request an explanation from management and the independent auditors concerning the effects of significant changes in accounting practices or policies.

    - Inquire about significant contingencies or estimates which may effect the Company's financial statements and the basis for the Company's presentation of such matters.

    - Review the adequacy of the internal financial and operational controls of the Company with staff performing internal auditing functions and with the independent auditors.

    - At least annually, meet privately with the independent auditors in executive session to, among other matters, help evaluate the Company's internal financial accounting and reporting staff and procedures.

Audit Committee Charter - 2

    - Receive and review a draft of the financial section of the annual report to stockholders, with accompanying notes, and Management's Discussion and Analysis.

    - Report the Committee's activities to the full Board of Directors on a regular basis.

    - Review and assess the adequacy of this Charter on an annual basis.

COMMITTEE RESOURCES

    The Audit Committee is authorized to employ the services of such counsel, consultants, experts and personnel, including persons already employed or engaged by the Company, as the Committee may deem reasonably necessary to enable it to fully perform its duties and fulfill its responsibilities.

                                          ADOPTED BY THE BOARD OF DIRECTORS
                                          APRIL 4, 2000

Audit Committee Charter - 3

P
R
O
X
Y

                                     PROXY

                         THE GREENBRIER COMPANIES, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JANUARY 9, 2001

           Solicited on Behalf of the Board of Directors of the Company



The undersigned hereby appoints William A. Furman, A. Daniel O'Neal and C. Bruce Ward as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Greenbrier Companies, Inc. to be held on Tuesday, January 9, 2001 beginning at 2:00 P.M. Portland time and at any adjournments or postponements thereof:

Election of Directors, Nominees:

        PETER K. NEVITT

        A. DANIEL O'NEAL, JR.


             (notation/comments)

_______________________________________________

_______________________________________________

_______________________________________________

_______________________________________________



                                                                  SEE REVERSE
                                                                      SIDE

                         (please sign on reverse side)
-------------------------------------------------------------------------------
                PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY


THE GREENBRIER COMPANIES, INC.

You are cordially invited to attend the 2001 Annual Meeting of Stockholders of The Greenbrier Companies, Inc., which will be held at the Benson Hotel, 309 SW Broadway, Portland, Oregon beginning at 2:00 P.M. on Tuesday, January 9, 2001.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.

                                 Kenneth D. Stephens, SECRETARY

--- PLEASE MARK YOUR
 X  VOTES AS IN THIS
--- EXAMPLE.


                       VOTE FOR all nominees
                        as listed on reverse               WITHHOLD
                      (except as marked to the       AUTHORITY to vote for
                          contrary below).            all nominees listed.

1.      ELECT TWO
        DIRECTORS:             / /                             / /

For, except vote withhold from the following nominee(s):


------------------------------------------------


                                                         For   Against  Abstain

2.  APPROVE THE PROPOSAL TO CHANGE THE STATE             / /     / /      / /
    OF INCORPORATION OF THE COMPANY FROM
    DELAWARE TO OREGON.

3.  RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP          / /     / /      / /
    as the Company's independent auditors for fiscal 2001.

4.  In their discretion, upon such other business as     / /     / /      / /
    may properly come before the meeting, or at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE PROPOSAL TO CHANGE THE STATE OF INCORPORATION OF THE COMPANY FROM DELAWARE TO OREGON AND FOR APPROVAL OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

           Dated:___________________________________________________________

           _________________________________________________________________

           _________________________________________________________________
           Signature or Signatures

------------------------------------------------------------------------------
                             FOLD AND DETACH HERE




         PLEASE SIGN, DATE AND RETURN THE PROXY
         PROMPTLY USING THE ENCLOSED ENVELOPE.